Exhibit 99.1

PondelWilkinson Inc.
1880 Century Park East, Suite 700
Los Angeles, CA 90067

Investor Relations	T (310) 279 5980
Corporate/Financial Communications	F (310) 279 5988
W www.pondel.com

CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

NEWS RELEASE
Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL ANNOUNCES WEBCAST DETAILS FOR

ANNUAL STOCKHOLDERS’ MEETING

Corona, CA – June 2, 2008 – Hansen Natural Corp. (NASDAQ:HANS) announced today that the company will provide a live audio webcast of the business discussion and question and answer portion of the annual stockholders’ meeting on Thursday, June 5, 2008. The meeting will commence at 3:00 p.m. Pacific Time and the webcast will start at about 3:30 p.m. Pacific Time.

The live webcast will be available on the Investor Relations page of Hansen Natural’s Web site at www.hansens.com.  For those who are not able to listen to the live broadcast, the event will be archived for approximately one year on the Web site.

Hansen Natural Corporation

Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, sparkling beverages, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, multi-vitamin juice drinks in aseptic packaging, iced teas, apple juice and juice blends, Junior Juice® juices, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Java Monster™ brand non-carbonated dairy based coffee drinks, Lost® Energy™ brand energy drinks, Joker Mad Energy™, Unbound® Energy and Ace™ Energy brand energy drinks, Rumba™ brand energy juice, and Fizzit™ brand powdered drink mixes. For more information visit www.hansens.com and www.monsterenergy.com.

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